Exhibit 10.1

FOR IMMEDIATE RELEASE:

November 9, 2009

Media Contact:

Roger Johnson, Overstock.com, Inc.

+1 (801) 947-4430

rojohnson@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Announces Filing of Form 12b-25

SALT LAKE CITY, November 9, 2009 / — Overstock.com, Inc. (Nasdaq: OSTK) announced today that it has filed a Form 12b-25 (Notification of Late Filing) with the Securities and Exchange Commission with respect to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. The Company intends to file its Form 10-Q within the 5-day extension period afforded by SEC Rule 12b-25.

The Company is continuing to analyze the proper accounting treatment for $785,000 the Company received during the first quarter of 2009 as repayment under a new agreement with a vendor for amounts the Company overpaid to the vendor in 2008 and early 2009.  The Company believes the amount is properly recognizable in the first quarter of 2009, when the cash was received.  However, the Company is continuing to review the issue, and may ultimately conclude that the amount should have been recognized in 2008.

About Overstock.com

Overstock.com, Inc. is an online retailer offering brand-name merchandise at discount prices. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory distribution channel. Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com. Overstock.com regularly posts information about the company and other related matters on its website under the heading “Investor Relations.”

Overstock.com(R) is a registered trademark of Overstock.com, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Our Form 10-K/A for the year ended December 31, 2008, our subsequent quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in any of our projections, estimates or forward-looking statements.